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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776 and No. 333-31778) of Harris Interactive Inc. of our report dated August 3, 2000 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated August 3, 2000 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
September 27, 2000